UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)            On November 5, 2009, the Board of Directors of Bruker Corporation (the “Company”) approved certain changes to the Company’s executive management team, to be effective February 1, 2010.

William J. Knight, 60, currently Chief Financial Officer, will become Chief Operating Officer and will no longer serve as Chief Financial Officer.  Mr. Knight joined the Company as Chief Financial Officer in October 2004. Before joining the Company, Mr. Knight served as Chief Financial Officer of Anika Therapeutics, Inc. from 2002 to 2004, as Chief Financial Officer of Zycos, Inc. from 2000 to 2002, and as Chief Financial Officer of NMT Medical, Inc. from 1998 to 2000.  Mr. Knight is a Certified Public Accountant and holds a B.B.A. in Accounting from the University of Wisconsin.

Brian P. Monahan, 38, currently Chief Accounting Officer and Vice President of Finance, will become Chief Financial Officer and will also retain his role as the Company’s principal accounting officer.  Mr. Monahan joined the Company in April 2004 as Corporate Controller and was appointed Chief Accounting Officer and Vice President of Finance in March 2009. In addition to his corporate responsibilities, Mr. Monahan has served in various financial and operational roles at the Company’s Bruker Daltonics division.  Before joining the Company, Mr. Monahan served as Manager of Accounting and Financial Reporting at Fisher Scientific International, Inc. from December 2002 through April 2004 and as an audit manager for PricewaterhouseCoopers LLP from July 1999 through December 2002.  Mr. Monahan is a Certified Public Accountant and holds a B.S. in Accounting from the University of Massachusetts.

A copy of the press release announcing these appointments is attached as Exhibit 99.1 to this report.

(e)            On November 5, 2009, the Board’s Compensation Committee approved an increase to Mr. Knight’s annual salary from $288,000 to $355,000 and an increase to Mr. Monahan’s annual salary from $180,000 to $275,000, both increases to be effective immediately.  The Compensation Committee also approved awards to each of Mr. Knight and Mr. Monahan of options to purchase 50,000 shares and 100,000 shares, respectively, of the Company’s common stock.  The options, granted on November 5, 2009, are exercisable at the closing price of the Company’s common stock on the grant date, subject to a five-year vesting schedule.  Additionally, the Company will enter into severance agreements with each of Mr. Knight and Mr. Monahan, pursuant to which the officers will be entitled to severance payments equal to six month’s salary in the event of termination of employment without cause.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Number

	99.1	Press release dated November 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: November 9, 2009	By:	/s/Frank H. Laukien
Frank H. Laukien, Ph.D.
President and Chief Executive Officer